Statement of Computation of Per Share Earnings
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                                                      For three months ended September 30

                                                       2002            2001          2000

BASIC:
Average shares outstanding                           50,703,411     46,282,701    23,890,607

Net income (loss) applicable
                to Common Shares                     (1,125,648)       864,112      (597,835)

                                                    -----------    -----------   -----------
Per share amount                                         (0.022)         0.019        (0.025)
                                                    ===========    ===========   ===========


FULLY DILUTED:
Average shares outstanding
                disregarding dilutive outstanding
                stock options and warrants
                and conversion of debentures
                for each year                        50,703,411     46,282,701    23,890,607

Dilutive stock options and
                warrants, based on the treasury
                stock method using the average
                market price                          1,111,369      2,777,820          --

Floating convertible debenture                        1,500,000      1,500,000     1,500,000

                                                    -----------    -----------   -----------
Shares outstanding                                   53,314,780     50,560,521    25,390,607
                                                    ===========    ===========   ===========

Net income (loss)                                    (1,125,648)       864,112      (597,835)

Interest on Floating Convertible Debenture,
                net of taxes                             50,763         60,650        53,104

Net income (loss) for fully diluted                        --             --            --
   calculation                                       (1,074,885)       924,762      (544,731)
                                                    ===========    ===========   ===========

Per share amount                                         (0.020)         0.018        (0.025)
                                                    ===========    ===========   ===========


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